Exhibit 10.1

AGREEMENT TO AMEND UNRESTRICTED AND OPEN LINE OF CREDIT

Agreement to Amend Unrestricted and Open Line of Credit

Between

Flux Power Inc. and Esenjay Investments

This Amendment (“Amendment”) for the Unrestricted and Open Line of Credit (“Open Line Note”) by and between Flux Power Inc., ("Flux”, “Borrower” and/or “Corporation") of which was effective as of September 24, 2012 and Esenjay Investments LLC, ("Purchaser") with a principal address in Corpus Christi, TX and shall be effective on May 1st, 2014 (the “Amendment Effective Date”).

Whereas, the parties desire by this Amendment to amend the Open Line Note. All references to articles and sections and use of defined terms herein shall have the same meanings and effect as stated in the Open Line Note unless otherwise stated in this Amendment.

AGREEMENT. The Parties agree to the following:

1.	Amendment to Covenants. To amend the Covenants section to include an additional covenant. The additional covenant shall may require, at Landor’s sole discretion, Borrower to provide evidence that secures the repayment of any additional funds dispersed under this Open Line Note within ninety (90) days. The language below will replace the covenants language in the Open Line Note in its entirety:

“Covenants: So long as any principal, interest or other amount due hereunder shall remain unpaid under the Note, Borrower agrees to keep adequate records and books of account, and shall provide Lender financial reports as reasonably requested by Lender.

Borrower further agrees to provide, at Landor’s sole discretion and request, evidence, that secures the repayment of any additional funds dispersed under this Open Line Note within ninety (90) days.”

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the Effective Date written above.

Esenjay Investments LLC		Flux Power Inc.

Signature:	/s/ Howard Williams	Signature:	/s/ Chris Anthony
	Howard Williams, Treasurer		Chris Anthony, CEO

Date:	May 8, 2013	Date:	May 8, 2013